Exhibit 17(A)

VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE

THE EXPENSE OF ADDITIONAL MAILINGS

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THE TRAVELERS SERIES TRUST - SOCIAL AWARENESS STOCK PORTFOLIO SPECIAL MEETING OF SHAREHOLDERS:
JUNE 29, 2005 AT 9:00 A.M.	PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned holder of shares of Social Awareness Stock Portfolio (the “Acquired Fund”), a series of The Travelers Series Trust (the “Trust”), hereby appoints Kathleen A. McGah and Ernest J. Wright attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Acquired Fund to be held at One Cityplace, Hartford, Connecticut 06103 on June 29, 2005 at 9:00 A.M., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated                     , 2005 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or adjournment thereof. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Date:

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature(s) Title(s), if applicable

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Please indicate your vote by an “X” in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

		FOR	AGAINST	ABSTAIN
1.

To approve the Agreement and Plan of Reorganization (the “Reorganization Agreement”) whereby the Social Awareness Stock Portfolio (the “Acquired Fund”), a series of the Trust, will be reorganized with and into the Social Awareness Stock Portfolio (the “Acquiring Fund”), a series of Travelers Series Fund Inc. The Reorganization Agreement contemplates (a) the transfer of substantially all the assets and all of the liabilities of the Acquired Fund to the Acquiring Fund in exchange for shares of the Acquired Fund, and (b) the distribution of shares of the Acquired Fund to shareholders of the Acquired Fund in connection with the liquidation of the Acquired Fund.

		☐	☐	☐

2.	To transact any other business which may properly come before the Special Meeting or any adjournment thereof.

NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.